Exhibit 10.1
Execution Version

FIRST AMENDMENT TO EIGHTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT
    THIS FIRST AMENDMENT TO EIGHTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT (this “Amendment”) dated as of August 7, 2024, is made to that certain EIGHTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT, dated as of November 14, 2023, among WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC (“CDF”) as Agent (in such capacity as agent, the “Agent”) for the several financial institutions that may from time to time become party thereto (collectively, “Lenders” and individually, each a “Lender”) and Dealers that may from time to time become party thereto (collectively, “Dealers” and individually, each a “Dealer”) (as amended, restated, supplemented or otherwise modified, the “IFA”). All capitalized terms not otherwise defined in this Amendment shall have the respective meanings assigned to them in the IFA.
Recitals
A.Agent and Dealers desire to amend certain terms of the IFA. The amendments set forth in Section 1 below require Required Lenders’ consent.

B.Agent hereby agrees, and has received Required Lenders’ consent to the same, to amend the terms of the IFA as set forth in and subject to the terms and conditions of this Amendment.
Agreement
    NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the IFA, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Amendments to IFA.

a.Section 1 of the IFA shall be deemed supplemented to include the following definition:
““Reduced Fixed Charge Coverage Ratio Period” shall have the meaning set forth in Section 7(e)(ii).”
b.The definition of “EBITDA” in Section 1 of the IFA is hereby deleted in its entirety and replaced with the following:

““EBITDA” means, for any period, Consolidated Net Income for such period plus:

(a)    to the extent added or deducted in determining such Consolidated Net Income, Interest Expense, Income Tax Expense, depreciation and amortization, in each case for such period less any nonrecurring income or expenses;

(b)    (i) for the Quarterly Computation Period ending on December 31, 2022, an amount equal to $7,947,000;

(ii) for the Quarterly Computation Period ending on March 31, 2023, an amount equal to $1,445,000;

(iii) for the Quarterly Computation Period ending on June 30, 2023, an amount equal to $712,000; and

(iv) for all Quarterly Computation Periods thereafter, an amount equal to $0 or such other amount as may be agreed to in writing by the Agent, Dealers and Required Lenders; and
(c)     to the extent deducted in determining such Consolidated Net Income, non-cash stock-based compensation expenses reducing Consolidated Net Income during the Quarterly Computation Period ending on June 30, 2024, and during any applicable Quarterly Computation Period thereafter.”
c.The following sentence is hereby added to the end of Section 2(e) of the IFA:

“Notwithstanding anything to contrary contained herein, Dealers shall not request a Discretionary Aggregate Allocation Increase during the Reduced Fixed Charge Coverage Ratio Period.”

d.The table in Section 7(e)(i) of the IFA is hereby deleted in its entirety and replaced with the following:

Fiscal Quarter	Funded Debt to EBITDA Ratio
Fiscal quarter ending September 30, 2023	3.25:1.00
Fiscal quarter ending December 31, 2023, through the fiscal quarter ending September 30, 2025	3.00:1.00
Fiscal quarter ending December 31, 2025, and each fiscal quarter thereafter	2.75:1.00

e.Section 7(e)(ii) of the IFA is hereby deleted in its entirety and replaced with the following:

“Fixed Charge Coverage Ratio. The Dealers shall not permit the Fixed Charge Coverage Ratio of
PubCo on a consolidated basis for any Quarterly Computation Period to be less than a ratio of 1.50 to 1.00; provided, however, that for the Quarterly Computation Period ending June 30, 2024, and each subsequent Quarterly Computation Period through and including the Quarterly Computation Period ending December 31, 2025 (such period referred to herein as the “Reduced Fixed Charge Coverage Ratio Period”) the Dealers shall not permit the Fixed Charge Coverage Ratio of PubCo on a consolidated basis for any such Quarterly Computation Period to be less than a ratio of 1.05 to 1.00;”

2.Ratification.
a.Each Dealer hereby ratifies and confirms the IFA, as amended hereby, and each other Loan Document executed by such Dealer in all respects.  All terms and provisions of the Loan Documents not specifically amended by this Amendment shall remain unchanged and in full force and effect.

b.Each Guarantor hereby (1) ratifies and confirms each of such Guarantor’s guaranty, including, without limitation, that certain (i) the Ninth Amended and Restated Collateralized Guaranty dated November 14, 2023 executed by Holdings in favor of Agent, (ii) Seventh Amended and Restated Collateralized Guaranty dated November 14, 2023 executed by Parent in favor of Agent, (iii) Third Amended and Restated Collateralized Guaranty dated November 14, 2023 by PubCo in favor of Agent, (iv) Fifth Amended and Restated Guaranty dated November 14, 2023 executed by Philip Austin Singleton, Jr. in favor of Agent, (v) Fifth Amended and Restated Guaranty dated November 14, 2023 executed by Anthony Aisquith in favor of Agent, (vi) Amended and Restated Collateralized Guaranty dated November 14, 2023 executed Ocean Bio-Chem Holdings, Inc. in favor of Agent, (vii) Collateralized Guaranty dated November 14, 2023 executed by Ocean Bio-Chem Intermediate Holdings, Inc. in favor of Agent, and (viii) Amended and Restated Guaranty dated November 14, 2023 executed by Ocean Bio-Chem, LLC, Star-Brite Distributing, LLC, Kinpak, LLC, Star Brite Distributing (Canada), LLC, Odorstar Technology, LLC, Starbrite Sta-Put, LLC, Star Brite Europe, LLC, All Oceans Closings, LLC, Denison Yachting, LLC and Yachting Partners in favor of Agent (each such guaranty referred to in clauses (i) through (viii) above, a “Guaranty,” and collectively, the “Guaranties”), and each other Loan Document executed by such party in all respects, (2) agrees such Guaranty and each other Loan Document executed by such party shall remain in full force and effect, (3) agrees that all of Dealers’ obligations under the IFA and the other Loan Documents are guaranteed by such Guaranty, and (4) represents and covenants to and with Agent that such Guarantor has no defense, claim, right of recoupment, or right of offset against Agent under such Guaranty.

3.References. Each reference in the Loan Documents to the IFA shall be deemed to refer to the IFA as amended by this Amendment.

4.Representations and Warranties. Each Dealer hereby represents and warrants to Agent that all representations and warranties of Dealers in the IFA are incorporated herein in full by this reference and are true and correct in all respects (if not otherwise qualified by materiality in the IFA) as of the date hereof, except to the extent such representations and warranties relate solely to an earlier date.

5.Conditions Precedent to Effectiveness of Amendment. This Amendment shall not be effective unless and until each of the following conditions precedent has been satisfied or waived in the sole and absolute discretion of Agent:

a.Agent shall have received a copy of this Amendment, duly executed by Dealers and Guarantors; and

b.Dealers shall have paid to Agent the fees and costs incurred in connection with this Amendment as required by each Loan Document.

6.Release. In consideration of the agreements of Agent and Lenders contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor and each Dealer (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the IFA, or any of the other Loan Documents, including, without limitation, the Guaranties, or transactions thereunder or related thereto.

7.Governing Law. This Amendment shall be governed by the internal laws of the State of Illinois without reference to the conflicts of laws principles thereof.

8.Assignment. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.

9.Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment may be executed by any party to this Amendment by original signature or facsimile signature.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

DEALERS:

LEGENDARY ASSETS & OPERATIONS, LLC,
SINGLETON ASSETS & OPERATIONS, LLC,
SOUTH FLORIDA ASSETS & OPERATIONS, LLC,
MIDWEST ASSETS & OPERATIONS, LLC,
SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC,
BOSUN’S ASSETS & OPERATIONS, LLC,
YACHTING ASSETS & OPERATIONS, LLC,
CENTRAL ASSETS & OPERATIONS, LLC,
QUALITY ASSETS & OPERATIONS, LLC,
NORFOLK MARINE COMPANY,
T-H MARINE SUPPLIES, LLC,
CMC MARINE, LLC, and
INNOVATIVE PLASTICS, LLC

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

[Signature Page to First Amendment to Eighth Amended and Restated Inventory Financing Agreement]

GUARANTORS:

ONEWATER MARINE INC.,
ONE WATER MARINE HOLDINGS, LLC,
ONE WATER ASSETS & OPERATIONS, LLC,
OCEAN BIO-CHEM HOLDINGS, INC.,
OCEAN BIO-CHEM INTERMEDIATE HOLDINGS, INC.,
OCEAN BIO-CHEM, LLC,
STAR-BRITE DISTRIBUTING (CANADA), LLC,
ODORSTAR TECHNOLOGY, LLC,
STARBRITE STA-PUT, LLC,
STAR BRITE EUROPE, LLC,
YACHTING PARTNERS,
ALL OCEANS CLOSINGS, LLC, and
DENISON YACHTING, LLC

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

/s/ Philip Austin Singleton, Jr.		/s/ Anthony Aisquith
Philip Austin Singleton, Jr., as Guarantor		Anthony Aisquith, as Guarantor

[Signature Page to First Amendment to Eighth Amended and Restated Inventory Financing Agreement]

AGENT:

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC, as Agent

By:	/s/ Thomas Adamski
Name:	Thomas Adamski
Title:	Managing Director

[Signature Page to First Amendment to Eighth Amended and Restated Inventory Financing Agreement]